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Exhibit 99.1

Brent O. Hatch (5715)
HATCH, JAMES & DODGE
10 West Broadway, Suite 400
Salt Lake City, Utah 84101
Telephone: (801) 363-6363
Facsimile: (801) 363-6666

Stephen N. Zack (admitted pro hac vice)
Mark J. Heise (admitted pro hac vice)
David K. Markarian (admitted pro hac vice)
BOIES, SCHILLER & FLEXNER LLP
Bank of America Tower, Ste. 2800
100 Southeast Second Street
Miami, Florida 33131
Telephone: (305) 539-8400
Facsimile: (305) 539-1307

Attorneys for Plaintiff

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF UTAH, CENTRAL DIVISION

)
THE SCO GROUP,	)	PLAINTIFF SCO'S NOTICE
	)	OF COMPLIANCE WITH
Plaintiff,	)	COURT ORDER OF
	)	DECEMBER 12, 2003
)
)
v.	)
	)	Case No. 2:03CV0294DAK
INTERNATIONAL BUSINESS	)
MACHINES CORPORATION,	)	Hon. Dale A. Kimball
)
Defendant.	)	Magistrate Judge Brooke Wells
)

        Plaintiff/Counterclaim Defendant SCO hereby files its Notice of Compliance with this Court's Order entered on December 12, 2003, and states:

        1.     SCO has responded fully and in detail to Interrogatories 1-9, 12 and 13 of IBM's First Set of Interrogatories. (See SCO's Supplemental Response to Defendant's First and Second Set of Interrogatories dated January 12, 2004) (hereinafter "Supplemental Responses."). These Supplemental Responses, which exceed 60 pages, fully respond to the interrogatories based on the information in SCO's possession. Upon receiving complete discovery from IBM, including all versions of AIX and Dynix/ptx, there undoubtedly will be further evidence of IBM's contractual breaches and other violations of law, as detailed in the attached Declaration of Ryan Tibbits. Accordingly, SCO reserves the right to further supplement or amend its answers as discovery or further investigation may reveal.

        2.     SCO also has produced all non-privileged responsive documents requested by IBM. The only exception to such production is the files of certain officers and directors for whom SCO could not obtain the requested materials during the holidays with sufficient time to review the documents. The efforts to obtain these files and their expected production date are set forth in the attached Declaration of Ryan Tibbitts.

Respectfully submitted,
DATED this 12th day of January, 2004.

HATCH, JAMES & DODGE, P.C.
Brent O. Hatch
Mark F. James
BOIES, SCHILLER & FLEXNER LLP
Bank of America Tower, Suite 2800
100 Southeast Second Street
Miami, Florida 33131
(305) 539-8400
(305) 539-1307 Facsimile
Stephen N. Zack Mark J. Heise David K. Markarian (admitted pro hac vice)
	By:	/s/ MARK J. HEISE Counsel for Plaintiff/Counterclaim defendant (admitted pro hac vice)

CERTIFICATE OF SERVICE

        Plaintiff, The SCO Group, hereby certifies that a true and correct copy of Plaintiff's Notice of Service of Discovery was served on Defendant International Business Machines Corporation on this 12th day of January, 2004, by Federal Express mail to:

  Evan R. Chesler, Esq.
  Cravath, Swaine & Moore LLP
  Worldwide Plaza
  825 Eighth Avenue
  New York, NY 10019

  Alan L. Sullivan, Esq.
  Snell & Wilmer L.L.P.
  15 West South Temple, Ste. 1200
  Gateway Tower West
  Salt Lake City, Utah 84101-1004

and by mail to:

  Donald J. Rosenberg, Esq.
  1133 Westchester Avenue
  White Plains, New York 10604

BOIES, SCHILLER & FLEXNER LLP Bank of America Tower, Suite 2800 100 Southeast Second Street Miami, Florida 33131 (305) 539-8400 (305) 539-1307 Facsimile
By:	/s/ MARK J. HEISE Counsel for Plaintiff/Counterclaim defendant (admitted pro hac vice)

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  Exhibit 99.1